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                                                                    EXHIBIT 23.2

INDEPENDENT AUDITORS' CONSENT AND REPORT ON SCHEDULE

To the Board of Directors and Shareholders of Casino Data Systems and Subsidiaries
Las Vegas, Nevada

    We consent to the incorporation by reference in Registration Statements No. 333-66275 and No. 333-63577, of Casino Data Systems and subsidiaries (the "Company") on Form S-8 of our report dated February 25, 2000.

    Our audit of the consolidated financial statements referred to in our aforementioned report also included the financial statement schedule of the Company for the year ended December 31, 1999, listed in Item 14. This financial statement schedule is the responsibility of the Company's management. Our responsibility is to express an opinion based on our audit. In our opinion, such financial statement schedule, when considered in relation to the basic financial statements taken as a whole, presents fairly in all material respects the information set forth therein.

                                          DELOITTE & TOUCHE LLP

March 30, 2000